EXHIBIT 99.1


			ANNUAL SERVICER'S CERTIFICATE

		    FLEET BANK (RI), NATIONAL ASSOCIATION

		    ______________________________________

			FNANB CREDIT CARD MASTER TRUST

		    ______________________________________

Reference is made to (i) the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (as amended, the "Prior Agreement") by and among First North American National Bank, a national banking association ("FNANB"), as Servicer, DC Funding International, Inc., a Delaware corporation ("DC Funding"), as Transferor, and JPMorgan Chase Bank, as Trustee (the "Trustee") and (ii) the Second Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003 (the "Agreement") by and between Fleet Bank (RI), National Association ("Fleet Bank"), as Transferor and Servicer (as successor to DC Funding International Inc., as Transferor and First North America National Bank, as Servicer), and the Trustee.

The undersigned, a duly authorized representative of Fleet Bank, as Servicer under the Agreement, does hereby, to the best of his or her knowledge after reasonable investigation, certify that:

	  1. Capitalized terms used in this certificate have their respective meanings set forth in the Agreement.

	  2. Fleet Bank is the Servicer under the Agreement.

	  3. The undersigned is a Servicing Officer pursuant to the Agreement.

	  4. This certificate is delivered pursuant to Section 3.5 of the Agreement.

	  5. Fleet Bank became Servicer under the Agreement as of November
	18, 2003. A review of the activities of the Servicer during the period beginning on November 18, 2003 and ending on February 29, 2004 was conducted under the supervision of the undersigned.

	  6. Based on such review, to the best of the undersigned's knowledge, the Servicer has fully performed all of its obligations under the Agreement throughout the period described in paragraph 5 and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred except as set forth in paragraph 7 below.

	  7. The following is a description of each Servicer Default under the provisions of the Agreement known to the undersigned to have occurred during the period described in paragraph 5, which sets forth in detail
	(i) the nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer Default: None.

	  8. FNANB was the Servicer under the Prior Agreement during the period beginning March 1, 2003 and ending on November 17, 2003. An officer's certificate of FNANB is attached hereto as Exhibit A. The undersigned is hereby delivering to the Trustee on the officer's certificate attached hereto as Exhibit A for purposes of making the certifications required by Section 3.5 of the Agreement with respect to the period beginning March 1, 2003 and ending on November 17, 2003.

	  IN WITNESS WHEREOF, the undersigned, a duly authorized Servicing Officer under the Agreement, has duly executed this Certificate this 24th day of May, 2004.


					By: /s/JEFFREY A. LIPSON
					    --------------------
					Name:Jeffrey A. Lipson
					Title: Vice President






				 EXHIBIT A

			ANNUAL SERVICER'S CERTIFICATE

		      FIRST NORTH AMERICAN NATIONAL BANK

		   ______________________________________

		        FNANB CREDIT CARD MASTER TRUST

		   ______________________________________

Reference is made to (i) the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (as amended, the "Original Agreement") by and among First North American National Bank, a national banking association ("FNANB"), as Transferor under the Prior Agreement and as Servicer, DC Funding International, Inc., a Delaware corporation ("DC Funding"), as Transferor, and JPMorgan Chase Bank, as Trustee (the "Trustee"); and (ii) the Interim Servicing Agreement dated as of November 18, 2003 (the "ISA"), by and among FNANB, as Interim Servicer, Circuit City Stores, Inc. and Fleet Credit Card Services, L.P., pursuant to which FNANB has agreed to perform the Interim Services in connection with the FNANB Credit Card Master Trust until the Conversion Date.

On November 18, 2003, DC Funding, as Transferor, FNANB, as Servicer, Fleet
Bank (RI), National Association ("Fleet"), the Trustee, and the FNANB Credit Card Master Note Trust, a Delaware statutory trust, entered into an Assignment and Assumption Agreement pursuant to which FNANB assigned to Fleet all of FNANB's rights as Servicer under the Original Agreement and Fleet has assumed the performance of every covenant and obligation of FNANB as Servicer under the Original Agreement (the "Assumption"). In conjunction with such Assumption, Fleet, as Transferor and as Servicer, and JPMorgan, as Trustee, have entered into a Second Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003 (the "Pooling Agreement"). Pursuant to Section 3.5 of such Pooling Agreement, Fleet, as Servicer will be delivering to the Trustee and the Rating Agencies on or before June 30th of each year an Officer's Certificate signed by a Servicing Officer in substantially the form of Exhibit F to the Pooling Agreement. In connection with the delivery of such Officer's Certificate on or before June 30, 2004, FNANB hereby authorizes Fleet to rely upon this Certificate.

The undersigned, a duly authorized representative of FNANB, as Servicer under the Original Agreement and as Interim Servicer under the ISA, does hereby, to the best of his or her knowledge after reasonable investigation, certify that:

	1. Capitalized terms used in this certificate have their respective meanings set forth in the Original Agreement, the Pooling Agreement or the ISA, as applicable.

	2. FNANB was (i) the Servicer under the Original Agreement for the period from March 1, 2003 through November 17, 2003 (the "First Period") and (ii) the Interim Servicer under the ISA for the period from November 18, 2003 through February 29, 2004 (the "Second Period").

	3. The undersigned (i) was a Servicing Officer pursuant to the Original Agreement and (ii) is an Interim Servicing Officer pursuant to the ISA.

	4. This certificate is delivered pursuant to Section 2.02(d) of the ISA.

	5. A review of (i) the activities of FNANB, as Servicer, during the First Period and of its performance under the Original Agreement was made under the supervision of the undersigned and (ii) the activities of FNANB, as Interim Servicer, during the Second Period and of its performance under the ISA was made under the supervision of the undersigned.

	6.  Based on such review, to the best of the undersigned's knowledge:
	(i) FNANB, as Servicer under the Original Agreement, has fully performed all of its obligations under the Original Agreement throughout the First Period and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred except as set forth in paragraph 7 below; and (ii) FNANB, as Interim Servicer under the ISA, has fully performed all of its obligations under the ISA throughout the Second Period and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred except as set forth in paragraph 7 below.

	7. The following is a description of each Servicer Default under the provisions of the Original Agreement known to the undersigned to have occurred during either the First Period or Second Period, which sets forth in detail (i) the nature of each such Servicer Default, (ii) the action taken by FNANB, as Servicer under the Original Agreement or Interim Servicer under the ISA, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer
	Default:  None.

IN WITNESS WHEREOF, the undersigned, a duly authorized Servicing Officer under the Original Agreement and duly authorized Interim Servicing Officer under the ISA, has duly executed this Certificate this 26th day of April, 2004.


By: /s/ PHILIP J. DUNN
    ------------------
Name:  Philip J. Dunn
Title: Senior Vice President,
       Treasurer & Controller